EXHIBIT 99.1

Encore Bancshares Reports Fourth Quarter 2011 Net Earnings of $2.1 Million

HOUSTON, Jan. 27, 2012 (GLOBE NEWSWIRE) -- Encore Bancshares, Inc. (Nasdaq:EBTX) today reported fourth quarter 2011 net earnings of $2.1 million, or $0.17 per diluted common share and full-year net earnings of $7.2 million or $0.11 per diluted common share after deducting preferred dividends for each period.

Fourth Quarter Highlights

Improved earnings metrics

  Net interest margin increased 15 basis points over the third quarter of 2011 and 46 basis points over the fourth quarter of 2010
  Noninterest expense decreased $0.9 million or 6.3% over the prior quarter
  Total revenue of $18.9 million increased 3.5% over the prior quarter and 2.9% over the fourth quarter of 2010, excluding gain on sale of branches

Grew loan and deposits

  Commercial loans grew  11.9% over the prior quarter and 34.8% over the fourth quarter of 2010
  Noninterest-bearing demand deposits grew 18.8% from September 30, 2011 and 52.4% over the prior year end
  Noninterest-bearing demand deposits increased to 30.4% of total deposits, up from 26.9% in the prior quarter

Continued improvement in credit quality

  Net charge-offs were $1.9 million, a decrease of $3.0 million compared with the fourth quarter of 2010
  Nonperforming assets decreased $10.3 million or 44.5% from the third quarter of 2011
  Allowance for loan losses was $18.0 million or 1.76% of loans (excluding loans held for sale) at December 31, 2011, with a coverage ratio of 166.5% of nonaccrual loans

Maintained solid capital ratios

  Estimated tier 1 capital ratio of 13.20%
  Tangible common equity ratio of 6.76%

"We are pleased to report that loans grew 10% this year," said James S. D'Agostino, Jr., Chairman and Chief Executive Officer of Encore Bancshares, Inc. "Our earnings are a result of the successful implementation of our strategy to grow loans and manage expenses. We are pleased with our growth in loans, increased revenue, and solid non-interest income from wealth management and insurance.   Being a Houston-based company allows us to operate within one of the strongest regional economies in the U.S. Our strong capital position and a positive outlook for the local economy, position us for significant growth potential in our market area."

Earnings

For the three months ended December 31, 2011, our net earnings were $2.1 million, compared with a net loss of $0.9 million for the same period of 2010. Earnings per diluted common share for the fourth quarter of 2011 were $0.17, compared with a loss per diluted common share of $0.13 for the same period of 2010, after deducting preferred dividends for each period.

For the year ended December 31, 2011, our net earnings were $7.2 million, compared with a net loss of $24.2 million for 2010. Earnings per diluted common share for 2011 were $0.11, compared with a loss per diluted common share of $2.37 for 2010, after deducting preferred dividends for each period.  In the third quarter of 2011, we incurred a one-time non-cash charge to common equity of $4.1 million upon redemption of the CPP preferred stock to account for the difference between the amount at which the preferred stock sale had been initially recorded and its redemption price. Earnings for both periods of 2011 improved primarily due to lower credit costs and reduced expenses related to the sale of our Florida operations, which was completed December 31, 2010.

Net Interest Income

Net interest income on a tax equivalent basis (TE) for the fourth quarter of 2011 was $11.8 million, an increase of $0.6 million, or 5.0%, compared with the same period of 2010. The net interest margin (TE) expanded 46 basis points to 3.35% during the same comparison period. The increase in margin was due primarily to an improved balance sheet mix, as temporary investments and higher costing deposits decreased after the sale of our Florida operations. For the fourth quarter of 2011, net interest income (TE) increased $0.4 million, or 3.5%, and the net interest margin increased by 15 basis points compared to the third quarter of 2011, resulting mainly from a decrease in temporary investments and a decrease in higher costing interest-bearing deposits.

Noninterest Income

Noninterest income was $7.2 million for the fourth quarter of 2011, down $2.6 million compared with the same period of 2010. In the fourth quarter of 2010, we recorded a $2.6 million gain on the sale of our Florida branches. Excluding this gain, noninterest income was the same as the prior year period. Noninterest income increased $0.2 million for the fourth quarter of 2011 compared to the prior quarter due to an increase in trust and investment management fees and higher noninterest income which were offset by a decrease in insurance fees and commissions.

Noninterest Expense

Noninterest expense was $13.9 million for the fourth quarter of 2011, a decrease of $6.3 million, compared with the same period of 2010. This decrease was due primarily to a combination of lower FDIC assessments and the sale of our Florida operations in 2010, which resulted in a significant reduction in credit related costs, including other real estate owned expenses and write downs of assets held for sale, and other operating expenses during 2011.  Noninterest expense decreased $0.9 million over the prior quarter due mainly to lower mark to market adjustments for other real estate owned and the settlement of a legal claim in the third quarter of 2011. During the fourth quarter of 2011, we recorded $0.3 million of losses on the sale of certain Florida-based loans.

Loans

Period end loans, including loans held for sale, were $1.0 billion at December 31, 2011, an increase of $93.9 million, or 10.1%, compared with December 31, 2010. Commercial and commercial real estate loans have increased $67.5 million or 45.9% and $44.4 million or 26.7%, respectively for this time period due to our continued efforts to grow the Houston based commercial loan portfolio.

Deposits

Period end deposits were $1.1 billion at December 31, 2011, an increase of $49.8 million, or 4.7%, compared with December 31, 2010. Period-end noninterest-bearing deposits were $335 million, an increase of $115 million, or 52.4%, compared with December 31, 2010 and represented 30.4% of total deposits.

Credit Quality and Capital Ratios

The provision for loan losses was $1.9 million for the fourth quarter of 2011, compared with $1.3 million for the third quarter of 2011 and $2.6 million for the same period of 2010. The increase in the provision for loan losses during the fourth quarter of 2011 was due to an increase in total loans. Net charge-offs for the fourth quarter were $1.9 million, or 0.77% of average total loans on an annualized basis, compared with $2.4 million or 0.97% of average total loans for the third quarter of 2011 and $4.9 million, or 1.95% of average total loans, for the fourth quarter of 2010. The allowance for loan losses was $18.0 million, or 1.76% of loans, excluding loans held for sale, at December 31, 2011, compared with $18.6 million, or 2.02% of loans, excluding loans held for sale, at December 31, 2010.

At December 31, 2011, nonperforming assets were $12.9 million compared with $23.2 million at September 30, 2011 and $35.8 million at December 31, 2010. Of the nonperforming assets at December 31, 2011, $5.0 million were in Florida. Nonperforming loans were $10.8 million at December 31, 2011, compared with $18.1 million at September 30, 2011, a decrease of $7.3 million. Other real estate owned was $2.1 million at December 31, 2011, compared with $5.1 million at September 30, 2011, a decrease of $3.0 million, or 59.3%.

As of December 31, 2011, our estimated Tier 1 risk-based, total risk-based and leverage capital ratios were 13.20%, 14.46%, and 9.74%, respectively. In addition, Encore Bank was considered "well capitalized" pursuant to regulatory capital definitions. Book value per common share and tangible book value per common share were $12.05 and $8.59 at December 31, 2011.

Conference Call

Encore will host a conference call for investors and analysts that will be broadcast live via the Internet on Friday, January 27, 2012, at 10:30 a.m. Eastern Time. Interested parties may participate by calling 877-303-6295 at least ten minutes prior to the start time.

To listen to this conference call live via the Internet, please visit the Investor Relations section of the Company's web site at http://www.encorebank.com at least fifteen minutes prior to the call to register, download and install any necessary audio software. An audio archive of the call will also be available on the web site on or before Monday, January 30, 2012.

About Encore Bancshares, Inc.

Encore Bancshares, Inc. is a financial holding company headquartered in Houston, Texas and offers a broad range of banking, wealth management and insurance services through Encore Bank, N.A., and its affiliated companies. Encore Bank operates 12 private client offices in the Greater Houston area. Headquartered in Houston and with $1.5 billion in assets, Encore Bank builds relationships with professional firms, privately-owned businesses, investors and affluent individuals. Encore Bank offers a full range of business and personal banking products and services, as well as financial planning, wealth management, trust and insurance products through its trust division, Encore Trust, and its affiliated companies, Linscomb & Williams and Town & Country Insurance. Products and services offered by Encore Bank's affiliates are not FDIC insured. The Company's common stock is listed on the NASDAQ Global Market under the symbol "EBTX".

The Encore Bancshares, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4257

This press release contains certain financial information determined by methods other than in accordance with GAAP. Specifically, Encore reviews tangible book value per share, return on average tangible common equity and the tangible common equity to tangible assets ratio for internal planning and forecasting purposes. Encore reviews its net interest income, net interest spread and net interest margin on a tax equivalent basis, which is standard practice in the banking industry.  Encore has included in this press release information relating to these non-GAAP financial measures for the applicable periods presented. Encore's management believes these non-GAAP financial measures provide information useful to investors in understanding our financial results and believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. These non-GAAP measures should not be considered a substitute for operating results determined in accordance with GAAP and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

This press release contains certain forward-looking information about Encore Bancshares that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to:  competitive pressure among financial institutions; volatility and disruption in national and international financial markets; government intervention in the U.S. financial system; our ability to expand and grow our businesses and operations and to realize the cost savings and revenue enhancements expected from such activities; a deterioration of credit quality or a reduced demand for credit; incorrect assumptions underlying the establishment of and provisions made to the allowance for loan losses; changes in the interest rate environment; the continued service of key management personnel; our ability to attract, motivate and retain key employees; the incurrence and possible impairment of goodwill associated with an acquisition and possible adverse short-term effects on our results of operations; changes in availability of funds; our ability to fully realize our net deferred tax asset; our ability to raise capital when needed; general economic conditions, either nationally, regionally or in the market areas in which we operate; legislative or regulatory developments or changes in laws; changes in the securities markets and other risks that are described from time to time in our 2010 Annual Report on Form 10-K and other reports and documents filed with the Securities and Exchange Commission.

www.encorebank.com

Encore Bancshares, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

(Unaudited, amounts in thousands, except per share data)

	As of and for the Three		As of and for the Years
	Months Ended December 31,		Ended December 31,
	2011	2010	2011	2010

Operations Statement Data:
Interest income	$ 15,915	$ 16,725	$ 63,979	$ 68,803
Interest expense	4,229	5,624	18,192	24,304
Net interest income	11,686	11,101	45,787	44,499
Provision for loan losses	1,898	2,597	7,252	35,169
Net interest income after provision for loan losses	9,788	8,504	38,535	9,330
Noninterest income	7,248	9,859	28,663	31,743
Noninterest expense	13,924	20,213	57,249	78,600
Net earnings (loss) before income taxes	3,112	(1,850)	9,949	(37,527)
Income tax expense (benefit)	990	(950)	2,709	(13,297)
Net earnings (loss)	$ 2,122	$ (900)	$ 7,240	$ (24,230)

Earnings (loss) available to common shareholders (1)	$ 1,943	$ (1,457)	$ 1,309	$ (26,454)

Common Share Data:
Basic earnings (loss) per share (2)	$ 0.17	$ (0.13)	$ 0.11	$ (2.37)
Diluted earnings (loss) per share (2)	0.17	(0.13)	0.11	(2.37)
Book value per share	12.05	12.00	12.05	12.00
Tangible book value per share (3)	8.59	8.45	8.59	8.45

Average common shares outstanding	11,654	11,391	11,597	11,179
Diluted average common shares outstanding	11,699	11,391	11,651	11,179
Common shares outstanding at end of period	11,657	11,431	11,657	11,431

Selected Performance Ratios:
Return on average assets	0.56%	(0.22)%	0.49%	(1.48)%
Return on average common equity (2)	5.52%	(4.11)%	0.94%	(17.41)%
Return on average tangible common equity (2)(3)	7.77%	(5.79)%	1.32%	(23.81)%
Taxable-equivalent net interest margin (3)	3.35%	2.89%	3.37%	2.93%
Efficiency ratio (4)	71.29%	77.96%	75.03%	91.45%
Noninterest income to total revenue	38.28%	47.04%	38.50%	41.63%

(1) Includes $4,102 accelerated amortization of preferred stock discount for the year ended December 31, 2011.
(2) Using earnings (loss) available to common shareholders.
(3) Non-GAAP measure. See calculation of tangible common equity and taxable-equivalent amounts in subsequent tables.
(4) Total noninterest expense (excluding intangible amortization and write down of assets held-for-sale) divided by the sum of net interest income and noninterest income (excluding gains or losses on sales of securities and gain on sale of branches).

Encore Bancshares, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited, dollars in thousands, except per share data)

	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2011	2011	2011	2011	2010

ASSETS
Cash and due from banks	$ 13,397	$ 13,797	$ 13,025	$ 18,477	$ 13,523
Interest-bearing deposits in banks	114,403	100,719	91,790	49,109	49,478
Federal funds sold and other	1,269	1,207	904	856	1,098
Cash and cash equivalents	129,069	115,723	105,719	68,442	64,099
Securities available-for-sale, at fair value	170,801	164,735	183,058	241,370	251,784
Securities held-to-maturity, at amortized cost	99,630	102,871	104,565	101,235	107,618
Loans held-for-sale, at lower of cost or fair value	1,778	7,277	863	2,913	10,915
Loans receivable	1,023,486	978,236	970,566	936,036	920,457
Allowance for loan losses	(17,968)	(18,007)	(19,110)	(19,008)	(18,639)
Net loans receivable	1,005,518	960,229	951,456	917,028	901,818
Federal Home Loan Bank of Dallas stock, at cost	9,829	9,820	9,810	10,206	9,610
Other real estate owned	2,090	5,135	7,200	7,311	9,298
Premises and equipment, net	6,537	6,486	6,545	6,757	7,023
Cash surrender value of life insurance policies	16,508	16,363	16,217	16,078	15,935
Goodwill	35,799	35,799	35,799	35,799	35,799
Other intangible assets, net	4,533	4,694	4,434	4,575	4,716
Other assets	40,491	40,534	40,829	46,467	47,882
	$ 1,522,583	$ 1,469,666	$ 1,466,495	$ 1,458,181	$ 1,466,497

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$ 334,859	$ 281,981	$ 236,873	$ 219,629	$ 219,756
Interest-bearing	765,378	765,715	806,627	821,163	830,688
Total deposits	1,100,237	1,047,696	1,043,500	1,040,792	1,050,444
Borrowings and repurchase agreements	218,702	219,424	222,879	221,582	219,777
Junior subordinated debentures	20,619	20,619	20,619	20,619	20,619
Other liabilities	9,636	9,749	7,783	7,274	9,016
Total liabilities	1,349,194	1,297,488	1,294,781	1,290,267	1,299,856

Commitments and contingencies
Shareholders' equity:
Preferred stock	32,914	32,914	29,766	29,633	29,500
Common stock	11,739	11,733	11,733	11,603	11,479
Additional paid-in capital	124,762	124,250	123,771	123,329	122,678
Retained earnings	5,950	4,007	6,742	5,235	4,641
Common stock in treasury, at cost	(854)	(823)	(735)	(497)	(455)
Accumulated other comprehensive income (loss)	(1,122)	97	437	(1,389)	(1,202)
Shareholders' equity	173,389	172,178	171,714	167,914	166,641
	$ 1,522,583	$ 1,469,666	$ 1,466,495	$ 1,458,181	$ 1,466,497

Ratios and Common Share Data:
Leverage ratio (1)	9.74%	9.34%	9.67%	9.29%	8.10%
Tier 1 risk-based capital ratio (1)	13.20%	13.37%	13.23%	13.05%	12.83%
Total risk-based capital ratio (1)	14.46%	14.63%	14.49%	14.31%	14.09%
Book value per common share	$ 12.05	$ 11.95	$ 12.17	$ 11.97	$ 12.00
Tangible book value per common share (2)	8.59	8.47	8.72	8.48	8.45
Tangible common equity to tangible assets (2)	6.76%	6.91%	7.13%	6.91%	6.78%

(1) Estimated at December 31, 2011.
(2) Non-GAAP measure. See calculation of tangible common equity in subsequent table.

Encore Bancshares, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended					Years Ended
	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,	December 31,
	2011	2011	2011	2011	2010	2011	2010
Interest income:
Loans, including fees	$ 14,189	$ 13,966	$ 14,254	$ 13,442	$ 14,646	$ 55,851	$ 61,189
Securities	1,569	1,714	2,025	2,305	1,872	7,613	6,720
Federal funds sold and other	157	162	104	92	207	515	894
Total interest income	15,915	15,842	16,383	15,839	16,725	63,979	68,803
Interest expense:
Deposits	1,798	2,142	2,234	2,340	2,562	8,514	11,393
Deposits held-for-sale	--	--	--	--	636	--	3,207
Borrowings and repurchase agreements	2,131	2,131	2,117	2,106	2,128	8,485	8,510
Junior subordinated debentures	300	298	297	298	298	1,193	1,194
Total interest expense	4,229	4,571	4,648	4,744	5,624	18,192	24,304
Net interest income	11,686	11,271	11,735	11,095	11,101	45,787	44,499
Provision for loan losses	1,898	1,265	1,919	2,170	2,597	7,252	35,169
Net interest income after provision for loan losses	9,788	10,006	9,816	8,925	8,504	38,535	9,330
Noninterest income:
Trust and investment management fees	5,066	4,852	5,126	5,072	5,122	20,116	18,970
Insurance commissions and fees	1,266	1,545	1,587	1,440	1,120	5,838	5,771
Net gain (loss) on sale of available-for-sale securities	(1)	--	(64)	(31)	38	(96)	518
Gain on sale of branches	--	--	--	--	2,567	--	3,682
Other	917	618	685	585	1,012	2,805	2,802
Total noninterest income	7,248	7,015	7,334	7,066	9,859	28,663	31,743
Noninterest expense:
Compensation	8,513	8,464	8,414	8,706	8,469	34,097	34,161
Occupancy	1,270	1,200	1,128	1,287	1,339	4,885	5,666
Equipment	278	258	268	241	261	1,045	1,228
Advertising and promotion	132	107	156	156	137	551	617
Outside data processing	775	761	793	783	910	3,112	3,551
Professional fees	1,229	984	905	1,134	1,165	4,252	4,846
Intangible amortization	160	161	143	140	160	604	635
FDIC assessment	309	479	472	798	790	2,058	3,680
Other real estate owned expenses, net	(31)	1,293	666	83	119	2,011	7,103
Write down of assets held-for-sale	265	--	427	21	5,744	713	12,084
Other	1,024	1,151	740	1,006	1,119	3,921	5,029
Total noninterest expense	13,924	14,858	14,112	14,355	20,213	57,249	78,600
Net earnings (loss) before income taxes	3,112	2,163	3,038	1,636	(1,850)	9,949	(37,527)
Income tax expense (benefit)	990	262	973	484	(950)	2,709	(13,297)
Net earnings (loss)	$ 2,122	$ 1,901	$ 2,065	$ 1,152	$ (900)	$ 7,240	$ (24,230)
Earnings (loss) available to common shareholders (1)	$ 1,943	$ (2,735)	$ 1,507	$ 594	$ (1,457)	$ 1,309	$ (26,454)
Earnings (loss) per common share:
Basic	$ 0.17	$ (0.23)	$ 0.13	$ 0.05	$ (0.13)	$ 0.11	$ (2.37)
Diluted	0.17	(0.23)	0.13	0.05	(0.13)	0.11	(2.37)
Average common shares outstanding	11,654	11,658	11,582	11,491	11,391	11,597	11,179
Diluted average common shares outstanding	11,699	11,658	11,628	11,575	11,391	11,651	11,179

(1) Includes $4,102 accelerated amortization of preferred stock discount for the three months ended September 30, 2011 and full year 2011.

Encore Bancshares, Inc. and Subsidiaries

AVERAGE CONSOLIDATED BALANCE SHEETS

(Unaudited, dollars in thousands)

	Three Months Ended
	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2011	2011	2011	2011	2010

Assets:
Interest-earning assets:
Loans	$ 1,002,206	$ 973,060	$ 955,019	$ 933,361	$ 1,004,472
Securities	268,607	275,900	315,681	354,250	292,241
Federal funds sold and other	123,715	160,000	71,909	60,084	243,304
Total interest-earning assets	1,394,528	1,408,960	1,342,609	1,347,695	1,540,017
Less: Allowance for loan losses	(17,829)	(19,429)	(19,219)	(18,604)	(20,433)
Noninterest-earning assets	117,378	122,940	127,583	131,183	131,861
Noninterest-earning assets held-for-sale	--	--	--	--	4,403
Total assets	$ 1,494,077	$ 1,512,471	$ 1,450,973	$ 1,460,274	$ 1,655,848

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Interest checking	$ 173,079	$ 170,534	$ 163,926	$ 162,577	$ 148,875
Money market and savings	243,992	257,040	269,422	287,029	298,725
Time deposits	345,664	364,946	379,721	379,142	386,634
Interest-bearing deposits held-for-sale	--	--	--	--	167,869
Total interest-bearing deposits	762,735	792,520	813,069	828,748	1,002,103
Borrowings and repurchase agreements	219,699	223,258	223,145	224,792	220,042
Junior subordinated debentures	20,619	20,619	20,619	20,619	20,619
Total interest-bearing liabilities	1,003,053	1,036,397	1,056,833	1,074,159	1,242,764
Noninterest-bearing liabilities:
Noninterest-bearing deposits	309,919	295,823	217,624	210,885	220,169
Noninterest-bearing deposits held-for-sale	--	--	--	--	14,767
Other liabilities	8,487	7,975	7,225	8,344	8,019
Other liabilities held-for-sale	--	--	--	--	197
Total liabilities	1,321,459	1,340,195	1,281,682	1,293,388	1,485,916
Shareholders' equity:
Preferred	32,914	29,944	29,680	29,513	29,412
Common	139,704	142,332	139,611	137,373	140,520
Total shareholders' equity	172,618	172,276	169,291	166,886	169,932
Total liabilities and shareholders' equity	$ 1,494,077	$ 1,512,471	$ 1,450,973	$ 1,460,274	$ 1,655,848

Encore Bancshares, Inc. and Subsidiaries

SELECTED FINANCIAL DATA

(Unaudited, dollars in thousands)

	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
Loan Portfolio:	2011	2011	2011	2011	2010
Commercial:
Commercial	$ 214,575	$ 194,393	$ 194,260	$ 164,053	$ 147,090
Commercial real estate	210,437	185,541	167,973	168,893	166,043
Real estate construction	59,589	52,993	54,769	52,106	46,326
Total commercial	484,601	432,927	417,002	385,052	359,459
Consumer:
Residential real estate first lien	202,968	201,485	205,171	205,012	205,531
Residential real estate second lien	252,825	258,020	262,958	263,286	269,727
Home equity lines	55,191	56,869	58,553	59,832	60,609
Consumer other	27,901	28,935	26,882	22,854	25,131
Total consumer	538,885	545,309	553,564	550,984	560,998
Loans receivable	1,023,486	978,236	970,566	936,036	920,457
Loans held-for-sale	1,778	7,277	863	2,913	10,915
Total loans	$ 1,025,264	$ 985,513	$ 971,429	$ 938,949	$ 931,372

Asset Quality:
Nonaccrual loans - Texas (1)	$ 7,514	$ 9,203	$ 7,655	$ 14,557	$ 15,167
Nonaccrual loans - Florida (1)	3,275	8,850	8,897	13,169	11,310
Total nonaccrual loans (1)	10,789	18,053	16,552	27,726	26,477
Other real estate owned - Texas	377	3,589	4,155	4,226	4,783
Other real estate owned - Florida	1,713	1,546	3,045	3,085	4,515
Total other real estate owned	2,090	5,135	7,200	7,311	9,298
Total nonperforming assets	$ 12,879	$ 23,188	$ 23,752	$ 35,037	$ 35,775

Accruing loans past due 90 days or more	$ --	$ --	$ --	$ --	$ 313

Restructured loans still accruing	$ 4,122	$ 1,706	$ 1,522	$ 1,755	$ 804

Asset Quality Ratios:
Nonperforming assets to total loans and
other real estate owned	1.25%	2.34%	2.43%	3.70%	3.80%
Nonperforming assets to total assets	0.85%	1.58%	1.62%	2.40%	2.44%
Net charge-offs to average total loans	0.77%	0.97%	0.76%	0.78%	1.95%
Allowance for loan losses to period end
loans (excluding loans held-for-sale)	1.76%	1.84%	1.97%	2.03%	2.02%
Allowance for loan losses to nonaccrual
loans (excluding loans held-for-sale) (2)	166.54%	136.57%	115.45%	74.72%	94.11%

Deposits:
Noninterest-bearing deposits	$ 334,859	$ 281,981	$ 236,873	$ 219,629	$ 219,756
Interest checking	183,339	164,781	179,292	155,262	173,839
Money market and savings	238,579	248,009	252,100	285,612	278,507
Time deposits less than $100	102,207	107,487	112,975	114,819	117,974
Core deposits	858,984	802,258	781,240	775,322	790,076
Time deposits $100 and greater	224,210	228,316	236,653	239,936	239,129
Brokered deposits	17,043	17,122	25,607	25,534	21,239
Total deposits	$ 1,100,237	$ 1,047,696	$ 1,043,500	$ 1,040,792	$ 1,050,444

Assets Under Management	$ 2,778,693	$ 2,682,467	$ 2,863,293	$ 2,855,544	$ 2,857,390

(1) Nonaccrual troubled debt restructurings are included in nonaccrual loans.
(2) Excludes $0, $4,868, $0, $2,288 and $6,671 nonaccrual loans held-for-sale.

Encore Bancshares, Inc. and Subsidiaries

ALLOWANCE FOR LOAN LOSSES

(Unaudited, dollars in thousands)

	Three Months Ended
	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2011	2011	2011	2011	2010

Allowance for loan losses at beginning of quarter	$ 18,007	$ 19,110	$ 19,008	$ 18,639	$ 20,967

Charge-offs:
Commercial:
Commercial	(12)	(1)	(112)	(196)	(21)
Commercial real estate	(264)	(1,212)	(752)	(465)	(14)
Real estate construction	--	(64)	(137)	(4)	(2,329)
Total commercial	(276)	(1,277)	(1,001)	(665)	(2,364)

Consumer:
Residential real estate first lien	(294)	(319)	(305)	(222)	(1,261)
Residential real estate second lien	(607)	(623)	(513)	(1,059)	(1,106)
Home equity lines	(938)	(398)	(360)	(296)	(430)
Consumer other	(48)	(14)	(67)	(36)	(9)
Total consumer	(1,887)	(1,354)	(1,245)	(1,613)	(2,806)

Total charge-offs	(2,163)	(2,631)	(2,246)	(2,278)	(5,170)

Recoveries:
Commercial:
Commercial	51	76	10	3	52
Commercial real estate	8	2	141	12	--
Real estate construction	1	1	18	131	54
Total commercial	60	79	169	146	106

Consumer:
Residential real estate first lien	35	90	41	223	--
Residential real estate second lien	97	27	123	71	31
Home equity lines	21	28	23	19	80
Consumer other	13	39	73	18	28
Total consumer	166	184	260	331	139

Total recoveries	226	263	429	477	245

Net charge-offs	(1,937)	(2,368)	(1,817)	(1,801)	(4,925)

Provision for loan losses	1,898	1,265	1,919	2,170	2,597

Allowance for loan losses at end of quarter	$ 17,968	$ 18,007	$ 19,110	$ 19,008	$ 18,639

Encore Bancshares, Inc. and Subsidiaries

SEGMENT OPERATIONS

(Unaudited, dollars in thousands)

	As of and for the Three Months Ended					As of and for the Years
	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,	Ended December 31,
	2011	2011	2011	2011	2010	2011	2010
Banking
Net interest income	$ 11,974	$ 11,558	$ 12,014	$ 11,367	$ 11,361	$ 46,913	$ 45,525
Provision for loan losses	1,898	1,265	1,919	2,170	2,597	7,252	35,169
Noninterest income	892	574	535	529	3,602	2,530	6,906
Noninterest expense	9,176	9,923	9,348	9,563	15,476	38,010	60,031
Earnings (loss) before income taxes	1,792	944	1,282	163	(3,110)	4,181	(42,769)
Income tax expense (benefit)	521	258	353	(34)	(1,309)	1,098	(15,066)
Net earnings (loss)	$ 1,271	$ 686	$ 929	$ 197	$ (1,801)	$ 3,083	$ (27,703)
Total assets at period end	$ 1,527,207	$ 1,473,144	$ 1,469,429	$ 1,467,887	$ 1,473,837	$ 1,527,207	$ 1,473,837

Wealth Management
Net interest income	$ 11	$ 10	$ 16	$ 24	$ 34	$ 61	$ 149
Noninterest income	5,070	4,884	5,132	5,089	5,130	20,175	18,979
Noninterest expense	3,583	3,691	3,523	3,643	3,612	14,440	14,163
Earnings before income taxes	1,498	1,203	1,625	1,470	1,552	5,796	4,965
Income tax expense	531	426	574	516	475	2,047	1,686
Net earnings	$ 967	$ 777	$ 1,051	$ 954	$ 1,077	$ 3,749	$ 3,279
Total assets at period end	$ 57,031	$ 55,951	$ 56,105	$ 64,157	$ 63,254	$ 57,031	$ 63,254

Insurance
Net interest income	$ 1	$ 1	$ 2	$ 2	$ 4	$ 6	$ 19
Noninterest income	1,286	1,557	1,667	1,448	1,127	5,958	5,858
Noninterest expense	1,165	1,244	1,241	1,149	1,125	4,799	4,406
Earnings before income taxes	122	314	428	301	6	1,165	1,471
Income tax expense (benefit)	43	111	150	106	(12)	410	501
Net earnings	$ 79	$ 203	$ 278	$ 195	$ 18	$ 755	$ 970
Total assets at period end	$ 8,281	$ 7,923	$ 7,370	$ 6,827	$ 9,095	$ 8,281	$ 9,095

Other
Net interest expense	$ (300)	$ (298)	$ (297)	$ (298)	$ (298)	$ (1,193)	$ (1,194)
Loss before income taxes	(300)	(298)	(297)	(298)	(298)	(1,193)	(1,194)
Income tax benefit	(105)	(533)	(104)	(104)	(104)	(846)	(418)
Net earnings (loss)	$ (195)	$ 235	$ (193)	$ (194)	$ (194)	$ (347)	$ (776)
Total assets at period end	$ (69,936)	$ (67,352)	$ (66,409)	$ (80,690)	$ (79,689)	$ (69,936)	$ (79,689)

Consolidated
Net interest income	$ 11,686	$ 11,271	$ 11,735	$ 11,095	$ 11,101	$ 45,787	$ 44,499
Provision for loan losses	1,898	1,265	1,919	2,170	2,597	7,252	35,169
Noninterest income	7,248	7,015	7,334	7,066	9,859	28,663	31,743
Noninterest expense	13,924	14,858	14,112	14,355	20,213	57,249	78,600
Earnings (loss) before income taxes	3,112	2,163	3,038	1,636	(1,850)	9,949	(37,527)
Income tax expense (benefit)	990	262	973	484	(950)	2,709	(13,297)
Net earnings (loss)	$ 2,122	$ 1,901	$ 2,065	$ 1,152	$ (900)	$ 7,240	$ (24,230)
Total assets at period end	$ 1,522,583	$ 1,469,666	$ 1,466,495	$ 1,458,181	$ 1,466,497	$ 1,522,583	$ 1,466,497

Encore Bancshares, Inc. and Subsidiaries

TAXABLE-EQUIVALENT (TE) YIELD ANALYSIS (1)

(Unaudited, dollars in thousands)

	Three Months Ended December 31,
	2011			2010
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Income/	Yield/	Outstanding	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Loans - TE yield	$ 1,002,206	$ 14,228	5.63%	$ 1,004,472	$ 14,702	5.81%
Securities - TE yield	268,607	1,629	2.41%	292,241	1,935	2.63%
Federal funds sold and other	123,715	157	0.50%	243,304	207	0.34%
Total interest-earning assets - TE yield	1,394,528	16,014	4.56%	1,540,017	16,844	4.34%
Less: Allowance for loan losses	(17,829)			(20,433)
Noninterest-earning assets	117,378			131,861
Noninterest-earning assets held-for-sale	--			4,403
Total assets	$ 1,494,077			$ 1,655,848

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Interest checking	$ 173,079	$ 42	0.10%	$ 148,875	$ 90	0.24%
Money market and savings	243,992	108	0.18%	298,725	368	0.49%
Time deposits	345,664	1,648	1.89%	386,634	2,104	2.16%
Interest-bearing deposits held-for-sale	--	--		167,869	636	1.50%
Total interest-bearing deposits	762,735	1,798	0.94%	1,002,103	3,198	1.27%
Borrowings and repurchase agreements	219,699	2,131	3.85%	220,042	2,128	3.84%
Junior subordinated debentures	20,619	300	5.77%	20,619	298	5.73%
Total interest-bearing liabilities	1,003,053	4,229	1.67%	1,242,764	5,624	1.80%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	309,919			220,169
Noninterest-bearing deposits held-for-sale	--			14,767
Other liabilities	8,487			8,019
Other liabilities held-for-sale	--			197
Total liabilities	1,321,459			1,485,916
Shareholders' equity	172,618			169,932
Total liabilities and shareholders' equity	$ 1,494,077			$ 1,655,848

Net interest income - TE		$ 11,785			$ 11,220

Net interest spread - TE			2.89%			2.54%
Net interest margin - TE			3.35%			2.89%

(1) Non-GAAP measure. See calculation of taxable-equivalent amounts in subsequent table.

Encore Bancshares, Inc. and Subsidiaries

TAXABLE-EQUIVALENT (TE) YIELD ANALYSIS (1)

(Unaudited, dollars in thousands)

	Years Ended December 31,
	2011			2010
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Income/	Yield/	Outstanding	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Loans - TE yield	$ 966,120	$ 56,039	5.80%	$ 1,046,164	$ 61,433	5.87%
Securities - TE yield	303,299	7,863	2.59%	229,807	6,964	3.03%
Federal funds sold and other	104,255	515	0.49%	257,408	894	0.35%
Total interest-earning assets - TE yield	1,373,674	64,417	4.69%	1,533,379	69,291	4.52%
Less: Allowance for loan losses	(18,770)			(24,751)
Noninterest-earning assets	124,728			127,162
Noninterest-earning assets held-for-sale	--			5,104
Total assets	$ 1,479,632			$ 1,640,894

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Interest checking	$ 167,566	$ 280	0.17%	$ 146,863	$ 415	0.28%
Money market and savings	264,233	870	0.33%	264,227	1,763	0.67%
Time deposits	367,270	7,364	2.01%	403,236	9,215	2.29%
Interest-bearing deposits held-for-sale	--	--		190,157	3,207	1.69%
Total interest-bearing deposits	799,069	8,514	1.07%	1,004,483	14,600	1.45%
Borrowings and repurchase agreements	222,711	8,485	3.81%	219,914	8,510	3.87%
Junior subordinated debentures	20,619	1,193	5.79%	20,619	1,194	5.79%
Total interest-bearing liabilities	1,042,399	18,192	1.75%	1,245,016	24,304	1.95%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	258,936			189,071
Noninterest-bearing deposits held-for-sale	--			16,188
Other liabilities	8,008			9,210
Other liabilities held-for-sale	--			242
Total liabilities	1,309,343			1,459,727
Shareholders' equity	170,289			181,167
Total liabilities and shareholders' equity	$ 1,479,632			$ 1,640,894

Net interest income - TE		$ 46,225			$ 44,987

Net interest spread - TE			2.94%			2.57%
Net interest margin - TE			3.37%			2.93%

(1) Non-GAAP measure. See calculation of taxable-equivalent amounts in subsequent table.

Encore Bancshares, Inc. and Subsidiaries

NON-GAAP FINANCIAL MEASURES

(Unaudited, amounts in thousands)

	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2011	2011	2011	2011	2010

Shareholders' equity (GAAP)	$ 173,389	$ 172,178	$ 171,714	$ 167,914	$ 166,641
Less: Preferred stock	32,914	32,914	29,766	29,633	29,500
Goodwill and other intangible assets, net	40,332	40,493	40,233	40,374	40,515
Tangible common equity (1)	$ 100,143	$ 98,771	$ 101,715	$ 97,907	$ 96,626

Total assets (GAAP)	$ 1,522,583	$ 1,469,666	$ 1,466,495	$ 1,458,181	$ 1,466,497
Less: Goodwill and other intangible assets, net	40,332	40,493	40,233	40,374	40,515
Tangible assets	$ 1,482,251	$ 1,429,173	$ 1,426,262	$ 1,417,807	$ 1,425,982

Common shares outstanding at end of period	11,657	11,655	11,663	11,552	11,431

(1) Tangible common equity, a non-GAAP financial measure, includes total equity, less preferred equity, goodwill and other intangible assets. Management reviews tangible common equity along with other measures of capital as part of its financial analyses and has included this information because of current interest on the part of market participants in tangible common equity as a measure of capital. The methodology of determining tangible common equity may differ among companies.

	Three Months Ended			Years Ended
	December 31,			December 31,
	2011	2010		2011	2010
Net interest income (GAAP)	$ 11,686	$ 11,101		$ 45,787	$ 44,499
Taxable-equivalent adjustment (1)	99	119		438	488
Net interest income on a taxable-equivalent basis	$ 11,785	$ 11,220		$ 46,225	$ 44,987

(1) Net interest income, net interest spread and net interest margin are reported on a taxable-equivalent basis. The taxable-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets. Management believes that it is a standard practice in the banking industry to present net interest income, net interest spread and net interest margin on a fully taxable-equivalent basis. Management believes these measures provide useful information to investors by allowing them to make peer comparisons.
CONTACT: Patrick Oakes
         Chief Financial Officer
         713.787.3106

         James S. D'Agostino, Jr.
         Chairman and CEO
         713.787.3103